EXHIBIT 12


                                    KSW, INC.
                     STATEMENT REGARDING COMPUTATION OF NET
                            EARNINGS (LOSS) PER SHARE

                                                      Year Ended                Year Ended                 Year Ended
                                                   December 31, 2002         December 31, 2001         December 31, 2000
                                                   -----------------         -----------------         -----------------
Net Earnings (loss)                                  $(2,265,000)              $(1,477,000)               $  (266,000)
                                                     ============              ============               ============
Earnings (loss) per share - basic:
   Weighted average shares outstanding
   during the year                                   $ 5,470,311               $ 5,470,311                $ 5,468,991
                                                     ============              ============               ============
Earnings (loss) per common share - basic             $      (.41)              $      (.27)               $      (.05)
                                                     ============              ============               ============
Earnings (loss) per share - diluted:
  Weighted average shares outstanding
  during the year                                    $ 5,470,311               $ 5,470,311                $ 5,468,991

Effect of stock option dilution                      $         -               $         -                $   172,059
                                                     ------------              ------------               ------------
Total shares outstanding for purposes
   of calculating diluted earnings
   per share                                         $ 5,470,311               $ 5,470,311                $ 5,641,050
                                                     ============              ============               ============
Earnings (loss) per common shares
   and common share equivalent - diluted             $      (.41)              $      (.27)               $      (.05)
                                                     ============              ============               ============